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                                                                    EXHIBIT 99.1

                                 NEWS RELEASE


Contacts: Ina Cu                              Mark R. Vincent
          Abgenix, Inc.                       CuraGen Corporation
          Manager, Investor/Public Relations  Director, Corporate Communications
          (510) 608-4662                      1-888-GENOMICS
          www.abgenix.com                     www.curagen.com
          ---------------                     ---------------


FOR IMMEDIATE RELEASE
---------------------

   ABGENIX AND CURAGEN TO DEVELOP UP TO 250 ANTIBODY THERAPEUTIC CANDIDATES

         - Alliance to Include $50 Million Equity Investment in CuraGen

                        AND $200 MILLION IN JOINT R&D -

Freemont, CA and New Haven, CT - November 28, 2000 - Abgenix, Inc. (Nasdaq:
ABGX), an antibody-based biopharmaceutical company and CuraGen Corporation (Nasdaq: CRGN), an integrated genomics-based drug discovery and development company, announced today the expansion of their strategic alliance to develop and commercialize genomics-based antibody drugs using XenoMouse(TM) technology and CuraGen's suite of functional genomic technologies. The goal of this collaboration is to develop antibody therapeutics against the most promising antibody drug targets within the human genome. Throughout this five-year alliance, the companies intend to develop and test up to 250 fully human antibody therapeutic candidates, expanding upon their original agreement to develop up to 120 candidates. The antibody therapeutic candidates are intended to treat a broad range of diseases, including metabolic diseases, cancer, inflammation and autoimmune disorders. Under this new agreement, CuraGen will work exclusively with Abgenix to develop selected antibodies, and Abgenix will make an equity investment in CuraGen totaling $50 million. In addition, each company expects to invest an additional $100 million in support of this collaboration over the life of the agreement.

"Abgenix is pleased to be expanding its highly productive relationship with CuraGen, a leading genomics company with a very impressive collection of antibody drug targets derived from the human genome," stated R. Scott Greer, President and CEO of Abgenix. "Our scientists are very impressed with CuraGen's genomics-based target discovery efforts, which we consider an ideal complement to our antibody product generation capability."

"CuraGen has systematically harvested and characterized 2,182 potential antibody drug targets from the human genome. Our expanded collaboration with Abgenix provides us with a breakthrough technology that is enabling us to turn these targets into drugs on a scale, and at a speed, not previously attainable," said Jonathan M. Rothberg, Ph.D., Founder, Chairman, and CEO of CuraGen Corporation. "In only nine months we have advanced from target discovery to potential antibody drugs based upon their relevance to human disease. CuraGen and Abgenix scientists will then select the most promising 250 targets to raise antibodies against, and test the resulting fully human antibodies in cell and animal disease models, prior to developing them as potential therapeutics," added Dr. Rothberg.


                                    - MORE-
CuraGen is applying its suite of functional genomic technologies to identify, qualify, validate and deliver a total of 250 antibody drug targets to Abgenix over a five-year period. Through the application of its XenoMouse(TM) technology, Abgenix is accelerating the drug development process by rapidly generating fully human antibodies against CuraGen's drug targets. This approach is designed to systematically produce antibody drugs to treat unmet medical needs in a shorter period of time than has been previously possible. CuraGen and Abgenix will then each select the most promising antibodies to complete preclinical testing and enter their respective clinical development programs.

Antibodies are naturally occurring proteins used by the body's immune system to combat many diseases. As therapeutic products, antibodies have several potential advantages over other therapies. The highly specific interaction between an antibody and its target may, for example, reduce unwanted side effects that may occur with other therapies. Fully human antibodies are desirable because they avoid the risk of rejection present with mouse or partial mouse antibodies.

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ABOUT ABGENIX, INC.

Abgenix is a biopharmaceutical company focused on the development and commercialization of antibody therapies for a variety of diseases. The company developed XenoMouse(TM) technology to enable the rapid generation of high affinity, fully human antibody product candidates to essentially any disease target appropriate for antibody therapy. Abgenix uses its XenoMouse(TM) technology to build a large and diversified product portfolio through the establishment of licensing arrangements with multiple pharmaceutical, biotechnology and genomics companies and through the development of its own internal proprietary products. For more information on Abgenix, visit the company's website at www.abgenix.com.

ABOUT CURAGEN CORPORATION

CuraGen Corporation is advancing the discovery and development of pharmaceutical and life science products through the systematic application of genomics. CuraGen's fully integrated, Internet-based functional genomic technologies, services, and information systems are designed to rapidly generate comprehensive information about genes, human genetic variations, gene expression, protein expression, protein pathways, and potential drugs that affect these pathways. The Company is applying this comprehensive functional genomic platform to develop protein and antibody drugs, and to identify small molecule drug targets. CuraGen has conducted research for collaborators, including Abgenix, Biogen, COR Therapeutics, Dupont/Pioneer Hi-Bred International, Gemini Genomics, Genentech, Glaxo Wellcome, Hoffman-La Roche, Ono Pharmaceuticals, and Roche Vitamins. CuraGen employs over 300 people and is headquartered in New Haven, CT. Additional Company information is available at www.curagen.com.

Statements made in this press release about Abgenix's XenoMouse technology, ImmGenics' technology, product development activities and collaborative arrangements other than statements of historical fact, are forward looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the success of clinical trials, the products, future capital requirements and the extent and breadth of Abgenix's patent portfolio. Please see Abgenix's public filings with the Securities and Exchange Commission for information about risks that may affect Abgenix.

                                    - MORE -




This release may contain forward-looking statements that are subject to certain risks and uncertainties, including the future growth of CuraGen's collaboration revenues, the therapeutic and clinical potential of antibody drug targets, the scale and speed at which potential antibody candidates can be turned into drugs, and CuraGen's continued ability to rapidly deliver high quality, novel drug targets. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties that could case actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, the following: CuraGen Corporation's early stage of development, technological uncertainties and product development risks, uncertainties surrounding the availability of additional funding, reliance on research collaborations, competition, ability to protect its patents and proprietary rights, and uncertainties relating to commercialization rights.

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